UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Item 8.01. Other Events.

Effective September 21, 2004, The Williams Companies, Inc. (“Williams”), due in large part to FERC Order 2004, transferred management and decision-making control of its equity method investment in the Aux Sable gas processing plant and related business from its Midstream segment to its Power segment.

Williams is providing unaudited pro forma financial information reflecting the impact on its segment information of this transfer. This information supplements Williams’ previously issued consolidated financial statements included in its Form 8-K filed September 16, 2004, which restated certain information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2004, and included in its Form 10-Q for the six months ended June 30, 2004.

The transfer increases (decreases) the segment profit of Williams’ Midstream segment, and has a corresponding negative (positive) impact on the segment results of its Power segment as follows:

($millions)
Three months ended March 31, 2004	$(.7)
Three months ended March 31,2003	.6
Six months ended June 30, 2004	.2
Six months ended June 30, 2003	12.7
Fiscal year ended December 31, 2003	19.0
Fiscal year ended December 31, 2002	1.4
Fiscal year ended December 31, 2001	4.9

The segment transfer has no impact on Williams’ consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows for the applicable periods presented. The information included herein should be read in conjunction with the Form 8-K and Form 10-Q referred to above and other information Williams has filed with the Securities and Exchange Commission.

THE WILLIAMS COMPANIES, INC.
Date: September 29, 2004	/s/ Gary R. Belitz
	Name:	Gary R. Belitz
	Title:	Controller (Duly Authorized Officer and Principal Accounting Officer)